Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of HengHong Technology Inc. and its subsidiaries (the “Company”) of our report dated September 30, 2025, relating to our audit of the consolidated financial statements of the Company as of and for the year ended December 31, 2024, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC
HTL International, LLC
Houston, Texas
September 30, 2025